UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bob Blessing has announced that he will retire as Chief Development Officer of Chipotle Mexican Grill, Inc., effective October 31, 2013. Leadership of Chipotle’s development activities will be assumed by Mark Crumpacker, Chief Marketing Officer, whose title will change to Chief Marketing and Development Officer. In connection with his new role, Mr. Crumpacker will receive adjustments to his compensation in amounts to be determined at a later date.

At Chipotle’s annual meeting of shareholders held on May 17, 2013, the shareholders approved the Chipotle Mexican Grill, Inc. 2014 Cash Incentive Plan. The Cash Incentive Plan will become effective on January 1, 2014. The named executive officers and certain other key employees as determined from time to time by the Compensation Committee of our Board of Directors will be participants in the Cash Incentive Plan, which replaces the Amended and Restated Chipotle Mexican Grill, Inc. 2006 Cash Incentive Plan.

The 2014 Cash Incentive Plan, included as Appendix 1 to our Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on March 27, 2013, is incorporated by reference herein. The summary of the material terms of the Cash Incentive Plan, included under the heading “Proposal D – Proposal to Approve the Chipotle Mexican Grill, Inc. 2014 Cash Incentive Plan” on pages 24 through 26 of the proxy statement, are also incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on May 17, 2013. At the annual meeting, shareholders voted in favor of the re-election of three incumbent directors, Al Baldocchi, Neil Flanzraich and Darlene Friedman, to our Board of Directors; voted to approve the compensation of our executive officers as disclosed in our proxy statement; voted in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; voted in favor of the adoption of the Chipotle Mexican Grill, Inc. 2014 Cash Incentive Plan; voted in favor of amending our Amended and Restated Certificate of Incorporation in order to eliminate the classification of the Board of Directors and provide for annual elections of all directors; and voted against a shareholder proposal to restrict certain terms of equity compensation awards. The final voting results were as follows:

(1) Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Al Baldocchi	25,451,068	240,837	2,182,761
Neil Flanzraich	25,561,742	130,163	2,182,761
Darlene Friedman	24,665,706	1,026,199	2,182,761

(2) An advisory vote to approve the compensation of our executive officers as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,785,249	6,882,960	23,696	2,182,761

(3) Ratification of the appointment of Ernst & Young LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,719,371	135,901	19,394	—

(4) Proposal to approve the Chipotle Mexican Grill, Inc. 2014 Cash Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,375,404	296,147	20,354	2,182,761

(5) Proposal to amend Chipotle’s certificate of incorporation to eliminate the classification of the Board of Directors and provide for annual elections of all directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,236,709	437,016	18,180	2,182,761

(6) An advisory vote on a shareholder proposal to restrict certain terms of equity compensation awards:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,658,605	16,988,873	44,427	2,182,761

Item 8.01.	Other Events.

We are amending and restating the “Description of Registrant’s Securities to be Registered” section of our registration statement on Form 8-A/A filed on December 16, 2009, to read in its entirety as set forth below, as further amended or updated from time to time by any future amendments or reports amending or updating such information.

Authorized Capital Stock

Our authorized capital stock consists of 230,000,000 shares of common stock, par value $0.01 per share, and 600,000,000 shares of preferred stock, par value $0.01 per share. Of the authorized capital stock, 30,945,666 shares of common stock were outstanding as of March 21, 2013 (excluding shares to be issued upon exercise of outstanding stock appreciation rights, or upon vesting of outstanding unvested restricted stock units and performance shares, and subject to shares that we may repurchase pursuant to our ongoing stock repurchase programs), and no shares of preferred stock are outstanding.

Common Stock

Voting Rights

Except as provided by statute or our Amended and Restated Certificate of Incorporation, as amended, holders of the common stock have the sole right and power to vote on all matters on which a vote of Chipotle’s shareholders is to be taken. Each holder of common stock is entitled to one vote per share on matters to be voted on by shareholders. The holders of common stock are entitled, by a plurality of the votes cast by the holders of common stock present in person or represented by proxy, voting together as a single voting group at a meeting at which a quorum is present, to elect directors to our Board of Directors. With certain exceptions, other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter by the holders of common stock present in person or represented by proxy, voting together as a single voting group at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock. Approval of an amendment of our Amended and Restated Bylaws and removal of directors from the Board of Directors (which may be with or without cause) must be approved by 66 2/3% of all votes entitled to be cast by the holders of common stock, voting together as a single group.

Dividends

Holders of common stock will share equally on a per share basis in any dividend declared by our Board of Directors, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Other Rights

In the event of any reorganization of Chipotle with one or more corporations or a merger or share exchange of Chipotle with another corporation in which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of our common stock will be entitled to receive with respect to each share held the same kind and amount of shares of stock and other securities and property, including cash.

On liquidation, dissolution or winding up of Chipotle, after payment in full of the amounts required to be paid to holders of any outstanding shares of preferred stock, if any, all holders of common stock are entitled to receive the same amount per share with respect to any distribution of assets to holders of shares of common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of an aggregate of 600,000,000 shares of preferred stock. There are no shares of preferred stock outstanding

Our Board of Directors may, from time to time, direct the issue of shares of preferred stock in series and may, at the time of issue, determine the designation, powers, rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Chipotle before any payment is made to the holders of common stock. Under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our Board of Directors may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of common stock.

Pre-emptive Rights

Under Delaware law, a shareholder is not entitled to pre-emptive rights to subscribe for additional issuances of the common stock, any other class or series of stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in the certificate of incorporation. Our Amended and Restated Certificate of Incorporation, as amended, does not provide that our shareholders are entitled to pre-emptive rights.

Certain Certificate of Incorporation and Bylaw Provisions

Our Amended and Restated Certificate of Incorporation, as amended, provides for our Board of Directors to be divided initially into three classes, as nearly equal in number as possible, serving staggered terms. The classification of our Board will be phased out beginning with our annual meeting of shareholders in 2014, at which directors standing for re-election at the meeting will be re-elected for a one year term, such that all directors will be elected to one year terms beginning with our annual meeting of shareholders in 2016. No term of an existing director will be shortened or otherwise modified as a result of the phasing out of the classification of the Board. Until the classification of the Board is phased out, any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for the remaining term of that class.

Our Amended and Restated Certificate of Incorporation provides that shareholder action can be taken only at an annual or special meeting of shareholders and cannot be taken by written consent in lieu of a meeting. Our Amended and Restated Bylaws provide that except as otherwise required by law, annual or special meetings of the shareholders can only be called pursuant to a resolution adopted by a majority of the total number of directors then in office or by the Chairman of the Board. Shareholders are not permitted to call a general meeting or to require the Board of Directors to call a general meeting.

Our Amended and Restated Bylaws establish an advance notice procedure for shareholder proposals to be brought before a general meeting of shareholders, including proposed nominations of persons for election to our Board of Directors.

Shareholders at a general meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Corporate Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Our Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Chipotle.

Our Amended and Restated Certificate of Incorporation, as amended, provides that the provisions of Section 203 of the Delaware General Corporation Law, which relate to business combinations with interested shareholders, apply to Chipotle.

Our Amended and Restated Certificate of Incorporation, as amended, also provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, is required for the following:

•	adoption, amendment or repeal of any provision of our Amended and Restated Bylaws;

•	removal of individual directors or the entire Board of Directors.

The Board of Directors will be permitted to alter certain provisions of our Amended and Restated Bylaws without obtaining shareholder approval.

The transfer agent and registrar for our common stock is Well Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 22, 2013	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer